UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2007

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, Odie C. Donald advised Syniverse Holdings, Inc. (the “Company”) of his decision not to stand for re-election as a director at the Company’s annual meeting scheduled to be held on May 9, 2007 (the “Annual Meeting”). Mr. Donald’s decision not to stand for re-election was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise. Mr. Donald indicated that his decision not to stand for re-election was because of other business obligations.

Mr. Donald has indicated his intention to continue to serve as a director until the Annual Meeting.

The Company’s press release announcing Mr. Donald’s decision not to stand for re-election is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, Raymond L. Lawless will resign as chief financial officer of the Company, effective as of May 31, 2007. In addition, Mr. Lawless will not stand for re-election as a director at the Company’s Annual Meeting. Mr. Lawless’ decision not to stand for re-election was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise. A copy of Mr. Lawless’ Separation Agreement with the Company is filled as Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed on March 13, 2007 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on April 5, 2007 by Syniverse Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2007

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release issued on April 6, 2007 by Syniverse Technologies, Inc.

*	Filed herewith electronically.